EXHIBIT 10.24

AIR COMMERCIAL REAL ESTATE ASSOCIATION

GUARANTY OF SUBLEASE

WHEREAS, Keefe, Bruyette & Woods, Inc. (“Sublessor”) and Alecta Real Estate 235 Pine, Inc., hereinafter “Master Lessor”, and BT Management Holding Corporation, a Delaware corporation, hereinafter “Lessee”, are about to execute a document entitled “Assignment and Assumption of Sublease and Consent of Lessor/Sublessor ~~Lease~~” dated May 16, 2005 (the “Assignment and Consent”) concerning the premises commonly known as 235 Pine Street, Suite 1800, San Francisco, California wherein Lessee will assume the Sublessee’s obligations under that certain Sublease, dated January 6, 2005, concerning said premises (the “Lease”) ~~Lessor will lease to premises to Lessee~~, and

WHEREAS, Anworth Mortgage Asset Corporation, a Maryland corporation hereinafter “Guarantors” have a financial interest in Lessee, and

WHEREAS, Sublessor and Master Lessor would not execute the Assignment and Consent ~~Lease~~ if Guarantors did not execute and deliver to Sublessor and Master Lessor this Guarantee of Lease.

NOW THEREFORE, in consideration of the execution of the foregoing Assignment and Consent ~~Lease~~ by Sublessor and Master Lessor and as a material inducement to Sublessor and Master Lessor to execute said Assignment and Consent ~~Lease~~, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by Lessee of all rents and all other sums payable by Lessee under said Lease and the faithful and prompt performance by Lessee of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Lessee.

It is specifically agreed that the terms of the foregoing Lease may be modified by agreement between Sublessor and Lessee, or by a course of conduct, ~~and said Lease may be assigned by Sublessor or any assignee of Sublessor~~ without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said Lease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part of Sublessor or Master Lessor to enforce any of the rights or remedies of the Sublessor under said Lease, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which Sublessor and Master Lessor may proceed immediately against Lessee and/or against Guarantors following any breach or default by Lessee or for the enforcement of any rights which Sublessor and Master Lessor may have as against Lessee under the terms of the Lease or at law or in equity.

This is a guaranty of payment and not of collection. Sublessor and Master Lessor shall have the right to proceed against Guarantors hereunder following any breach or default by Lessee without first proceeding against Lessee and without previous notice to or demand upon either Lessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty, (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the Lease, (d) any right to require the Sublessor or Master Lessor to proceed against the Lessee or any other Guarantor or any other person or entity liable to Sublessor or Master Lessor, (e) any right to require Sublessor or Master Lessor to apply to any default any security deposit or other security it may hold under the Lease, (f) any right to require Sublessor or Master Lessor to proceed under any other remedy Sublessor or Master Lessor may have before proceeding against Guarantors, (g) any right of subrogation.

Guarantors do hereby subrogate all existing or future indebtedness of Lessee to Guarantors to the obligations owed to Sublessor or Master Lessor under the Lease and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of Lessee under the Lease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

The term “Sublessor” refers to and means the Sublessor named in the Lease and also Sublessor’s successors and assigns. The term “Master Lessor” refers to and means the Master Lessor named in the Lease and also Master Lessor’s successors and assigns. So long as Master Lessor’s interest in the Lease, the leased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition ~~by Guarantors~~ by such secured lender(s) of the Master Lessor’s interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

The term “Lessee” refers to and means the Lessee named in the Assignment and Consent ~~Lease~~ and also Lessee’s successors and assigns.

In the event any action be brought by said Sublessor or Master Lessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney’s fee which shall be fixed by the court.

If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the AIR Commercial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at:	Anworth Mortgage Asset Corporation
On:
Address:	By:	/s/ LLOYD MCADAMS

“GUARANTORS”